Exhibit 10.1.50
SECURITIES PURCHASE AGREEMENT
     This Securities Purchase Agreement (this “Agreement”) is made as of January 24, 2006, by and among the purchaser listed on Schedule A attached hereto (the “Purchaser”) and Specialty Underwriters’ Alliance, Inc., a Delaware corporation (the “Company”).
     WHEREAS, the Company desires to sell to Purchaser shares of the Company’s Class B Common Stock, par value $.01 per share (the “Shares”),
     NOW THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements set forth herein, the parties hereto, intending to be legally bound hereby, agree as follows:
1. SALE AND PURCHASE OF SECURITIES; CLOSING.
     (a) Authorization. The Company has authorized the issuance and sale of the Shares, having the rights, preferences, privileges and restrictions set forth in the Company’s Amended and Restated Certificate of Incorporation, a copy of which is attached hereto as Schedule B (the “Certificate of Incorporation”).
     (b) Sale and Purchase. Subject to the terms, conditions, representations, warranties, covenants and agreements contained in this Agreement, the Purchaser agrees to purchase from the Company, and the Company agrees to sell, assign, transfer and deliver to the Purchaser, from time to time, as set forth herein, the applicable number of Shares for the consideration specified in Section 1(c).
     (c) Purchase Price. The Purchaser agrees to pay to the Company an aggregate purchase price of $1,000,000 (the “Purchase Price”) to purchase Shares in installments, as provided for on Schedule C attached hereto (the “Installment Schedule,” and each date individually, an “Installment Date”). The number of Shares that Purchaser will receive in consideration for such payments will be determined by dividing (i) the applicable portion of the purchase price due on each Installment Date (each individually, a “Payment”) by (ii) the Closing Price of the Company’s Common Stock on the date of actual payment (with fractional Shares rounded up to the next whole Share). If Purchaser fails to make full payment on any Installment Date, the number of Shares that Purchaser shall be entitled to receive, with respect to such Installment Date, will be equal to the Payment divided by the Closing Price of the Common Stock on the date of actual payment, or if such day is not a Trading Day, the Trading Day first preceding the date of actual payment. Each Payment shall be made by wire transfer in immediately available funds to an account designated by the Company. Notwithstanding the foregoing, with respect to any Installment Date, the Company shall not issue, and the Purchaser shall not be required to make Payment for, any Shares if the issuance of such Shares would result in (i) the aggregate number of all Shares issued pursuant to this Agreement being greater than 19.9% of the number of shares of the Company’s Common Stock issued and outstanding on the date hereof (exclusive of any shares held by affiliates of the Company) or (ii) the Company being in violation of any listing requirements, corporate governance rules or any other rules and regulations of the NASD or the Nasdaq national Market or any other market or exchange on which the Company’s Common Stock is then listed or quoted; in which case the Company and the Purchase will, if legally permissible, adjust the amount of the Payment due, and the number of Shares to be issued, so that the conditions specified in sub-clauses (i) and (ii) would be satisfied.
     (d) Delivery. With respect to each installment, the Company shall deliver, or cause to be delivered, the applicable number of Shares to the Purchaser as promptly as practical after full payment was made.
2. Representations and Warranties of the Purchaser.
     The Purchaser hereby represents and warrants to the Company as follows:
     (a) The Purchaser is purchasing the Shares for its own account, for investment purposes only, and not with a view to, or in connection with, any resale or other distribution of the Shares.
     (b) The Purchaser has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of its investment in the Company and of protecting its own interests in connection therewith. The Purchaser is an “accredited investor” within the meaning of Rule 501(a) promulgated under the Securities Act.

     (c) The Purchaser has had the opportunity to review all documents and information that the Purchaser has requested concerning its investment in the Company. The Purchaser has had the opportunity to ask questions of the Company’s management, which questions were answered to its satisfaction.
     (d) The Purchaser acknowledges that an investment in the Company involves substantial risks. The Purchaser is able to bear the economic risk of its investment for an indefinite period of time.
     (e) The Purchaser has not paid or given any commission or other remuneration in connection with the purchase of the Shares. The Purchaser has not received any public media advertisements and has not been solicited by any form of mass mailing solicitation.
     (f) This Agreement has been duly executed and delivered by the Purchaser and has been duly authorized by the Purchaser by all necessary action. This Agreement is a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors’ rights generally or by the principles governing the availability of equitable remedies.
     (g) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate or result in any violation of, or be in conflict with or constitute a default under, or require the consent of any person under any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to the Purchaser, except such that are obtained or waived. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority is required on the part of the Purchaser in connection with the execution and delivery of this Agreement or the performance by the Purchaser of its obligations hereunder.
3. Representations and Warranties of the Company.
     The Company hereby represents and warrants to the Purchaser as follows:
     (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware.
     (b) The Company has full corporate power and authority to execute and deliver this Agreement and to sell, transfer, assign and deliver the Shares to the Purchaser.
     (c) This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors’ rights generally or by the principles governing the availability of equitable remedies.
     (d) On the date hereof, the Company has full record and beneficial ownership of, and good, valid and marketable title to, the Shares, free and clear of all liens, encumbrances, security interests, rights, claims or equities of any nature whatsoever (including, without limitation, any voting rights granted to any third party with respect to the Shares). All of the Shares, when delivered in accordance with the terms of this Agreement, will be validly issued and outstanding, fully paid and nonassessable.
     (e) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate or result in any violation of, or be in conflict with or constitute a default under, or require the consent of any person under any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to the Company, except such that are obtained or waived. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority is required on the part of the Company in connection with the execution and delivery of this Agreement or the performance by the Company of its obligations hereunder.
     (f) The Company has delivered to the Purchaser true, correct and complete copies of the Company’s Certificate of Incorporation and By-laws of the Company, reflecting all amendments thereto. Such Certificate of Incorporation and By-laws have not been amended, modified or waived since the date thereof.

4. Terms of the Class B Common Stock.
     (a) Voting Rights; Redemption Rights. Holders of Class B Stock are not entitled to any voting rights in the Company. Holders of Class B Stock have no redemption or preemptive rights, except as provided herein.
     (b) Dividends; Liquidation and Distribution. Subject to the terms of any outstanding series of preferred stock of the Company, holders of Class B Stock are entitled to dividends in amounts and at times as may be declared by the board of directors of the Company out of funds legally available, in the same proportion as holders of the Company’s common stock, par value $.01 per share (the “Common Stock”). Upon liquidation or distribution, holders of Class B Stock will be entitled to share ratably, pari passu with the holders of the Common Stock, in all net assets available for distribution to stockholders, after payment of any liquidation preferences to holders of preferred stock of the Company.
     (c) Exchange Right. (i) At any time and from time to time after the fifth anniversary of the date of that certain Partner Agent Program Agreement between the Company and the Purchaser (the “Partner Agent Agreement”), provided that the Partner Agent Agreement is still in effect and has not been terminated by either party thereto, the Purchaser shall have the right, but not the obligation, to exchange its shares of Class B Stock for an equal number of shares of Common Stock (subject to equitable adjustment in the event of any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in such security); provided, further, that after the fifth anniversary of the date of the Partner Agent Agreement and for so long as the Partner Agent Agreement is in effect, including any day or days on which the Purchaser exercises such exchange right, the Purchaser must retain legal and beneficial ownership for its own benefit of such number of shares of Class B Stock as could be exchanged for the same number of shares of Common Stock with a value on such date of $500,000, as determined pursuant to Section 4(g).
          (ii) Upon the Purchaser’s exercise of the exchange right, the Purchaser shall surrender the certificate or certificates for the shares of Class B Stock to be so exchanged, accompanied by written notice of exchange duly executed, to the Company at any time during regular business hours at the office of the Company. If so required by the Company, the shares of Class B Stock so exchanged shall be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, duly executed by the Purchaser.
     (d) Issuance of Shares on Exchange. (i) As promptly as practicable after the surrender, as provided herein, of any shares of Class B Stock for exchange, the Company shall deliver to the Purchaser certificates representing the number of fully paid and nonassessable shares of Common Stock into which such shares of Class B Stock have been exchanged in accordance with the provisions of Section 4(c)(i). Such exchange shall be deemed to have been made as of the close of business on the date that such shares of Class B Stock shall have been surrendered for exchange by delivery thereof with a written notice of exchange duly executed, so that the rights of the Purchaser as a holder of the shares of Class B Stock so exchanged shall cease at such time and, subject to the following provisions of this section, the Purchaser shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time; provided, however, that no such surrender on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Purchaser as the record holder of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Purchaser as the record holder thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open. The Company shall issue and deliver to the Purchaser, at the expense of the Company, a new certificate covering the number of shares of Class B Stock representing the unexchanged portion of the certificate so surrendered, which new certificate shall entitle in all respects the Purchaser to the rights of the Class B Stock represented thereby to the same extent as if the certificate theretofore covering such unexchanged shares had not been surrendered for exchange.
          (ii) All shares of Class B Stock that shall have been surrendered for exchange as provided herein shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate on the surrender date, except only the right of the Purchaser to receive shares of Common Stock in exchange therefor, and such shares shall not thereafter be transferred on the books of the Company or be deemed to be outstanding for any purpose whatsoever.
     (e) Repurchase Right. (i) (A) At any time prior to the fifth anniversary of the execution of the Partner Agent Agreement, if the Partner Agent Agreement is terminated by either the Company or the Purchaser, for any reason, the Company shall have the right, but not the obligation, within ninety days of the date of the termination, to repurchase the Shares currently held by the Purchaser for a price per Share equal to the lesser of (1) the purchase price per Share as provided herein or (2) the Current Market Price (as defined herein) of the Common Stock; and (B) at any time on or after the fifth anniversary of the execution of the Partner Agent Agreement, if the Partner Agent Agreement is terminated by either the Company or the Purchaser, for any reason, the Company shall have the right, but not the obligation, to repurchase the Shares currently held by the Purchaser for a price per Share equal to the Current Market Price of the Common Stock. Such right of the Company may be exercised by providing a written notice of repurchase (the “Repurchase Notice”) to the Purchaser not less than five business days prior to the date repurchase is to be made pursuant to this Section 4(e), specifying the date of such repurchase (the “Repurchase Date”) and the number of shares of Class B Stock to be repurchased. The Repurchase Notice having been so given by the Company, the aggregate repurchase price for the shares of Class B Stock to be so repurchased shall become due and payable on the Repurchase Date.
          (ii) For purposes of this Agreement:
               (A) “Current Market Price” per share of a security at any date herein shall mean the average daily Closing Price (as defined herein) of such security for the 20 consecutive Trading Days (as defined herein) preceding such date (subject to equitable adjustment in the event of any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in such security); provided, however, that in the case of the Common Stock, where no public market exists for the Common Stock at the time of exchange, the Current Market Price per share of the Common Stock shall be as determined by an independent investment banking firm experienced in the valuation of securities of property and casualty insurance companies and selected by the Company (at the Company’s expense); provided that, after receipt of the determination by such firm, the Purchaser shall have the right to select (at the expense of the Purchaser) a second such investment banking firm to make such determination, in which case the Current Market Price shall be the average of the two determinations; and provided further that such determination need not be made more frequently than once every six months and any determination shall be superceded by a good faith determination by the Company’s board of directors that shall be required if a material event reasonably likely to affect the value of the Common Stock (such as a placement of equity securities) should occur after the next preceding determination, whether by an investment banking firm or firms, or by the Company’s board of directors.
               (B) “Closing Price” shall mean, with respect to any Trading Day: (1) if the Common Stock is listed or admitted to trading on a national securities exchange, the last reported sale price of the Common Stock, regular way, or in case no sale takes place on such day, the average of the reported closing bid and asked prices of the Common Stock, regular way, in either case as reported on such exchange; or (2) if the Common Stock is not listed or admitted to trading on any national securities exchange, but is listed on the Nasdaq National Market, the closing sale price of the Common Stock on such day, or in case no sale is publicly reported for such day, the average of the representative closing bid and asked quotations for the Common Stock, as reported on Nasdaq; or (3) if the Common Stock is not listed or admitted to trading on the Nasdaq National Market, the average of the bid and asked prices for the Common Stock as furnished for such day by Nasdaq, or, if not furnished by Nasdaq, by any New York Stock Exchange, Inc. member firm regularly making a market in the Common Stock and selected for such purpose by the Company’s board of directors.
               (C) “Trading Day” shall mean, in the case of any security, any day on which trading takes place (1) if such security is then listed or admitted to trading on a national securities exchange, on the principal national securities exchange on which such security is then listed or admitted to trading, (2) if such security is then listed or admitted to trading on the Nasdaq National Market, on the Nasdaq National Market, or (3) otherwise, in the over-the-counter market.
          (iii) On or prior to the Repurchase Date, the Purchaser shall surrender such shares of Class B Stock to the Company in the manner and at the place designated by the Company. From and after the Repurchase Date, unless there shall have been a default in the payment of the repurchase price, all rights of the Purchaser with respect to the Shares shall cease, and such Shares shall not thereafter be transferred on the books of the Company or be deemed to be outstanding for any purpose whatsoever.
     (f) Provisions in Case of a Change of Control. In case of any “Change of Control”; that is: (i) any sale, lease, exchange or other transfer of all or substantially all of the property and assets of the Company to a non-affiliated third party; (ii) any merger or consolidation with a non-affiliated third party to which the Company is a party and as a result of which the holders of the voting securities of the Company immediately prior thereto own less than a majority of the outstanding voting securities of the surviving entity immediately following such transaction; or (iii) any Person or group of Persons (as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) shall beneficially own (as defined in Rule 13d-3 under the Exchange Act) securities of the Company representing 50% or more of the combined voting power of the voting securities of the Company then outstanding, then the Purchaser shall thereafter have the right to convert its shares of the Class B Stock into the kind and amount of securities, cash and other property receivable upon such reorganization, reclassification, consolidation, merger or disposition by the Purchaser of the number of shares of Common Stock that the Purchaser would have received had it converted its shares of Class B Stock immediately prior to such reorganization, reclassification, consolidation, merger or disposition pursuant to Section 4(c)(i). For purposes of this section, “voting securities” shall mean securities, the holders of which are ordinarily, in the absence of contingencies, entitled to elect the corporate directors (or Persons performing similar functions). The foregoing provisions of this section shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers or dispositions.
     (g) Purchase obligation. So long as the Partner Agent Agreement remains in effect, following the five-year anniversary of the date of this Agreement, on each six-month anniversary thereafter, the Company shall determine the aggregate value of the shares of Class B Stock held by the Purchaser. The value of each share of Class B Stock shall equal the fair market value of one share of the Common Stock on such date, to be calculated as follows: (i) if the Common Stock is listed or admitted to trading on a national securities exchange, the last reported sale price of the Common Stock, regular way, on such day or in case no sale takes place on such day, the average of the reported closing bid and asked prices of the Common Stock, regular way, on such day, in either case as reported on such exchange; or (ii) if the Common Stock is not listed or admitted to trading on any national securities exchange, but is listed on the Nasdaq National Market, the closing sale price of the Common Stock on such day, or in case no sale is publicly reported for such day, the average of the representative closing bid and asked quotations for the Common Stock, as reported on Nasdaq; or (iii) if the Common Stock is not listed or admitted to trading on the Nasdaq National Market, the average of the bid and asked prices for the Common Stock as furnished for such day by Nasdaq, or, if not furnished by Nasdaq, by any New York Stock Exchange, Inc. member firm regularly making a market in the Common Stock and selected for such purpose by the Company’s board of directors; or (iv) if no public market exists for the Common Stock, as determined in good faith by the Company’s board of directors. If the aggregate value of the Class B Stock held by the Purchaser is determined to be less than $500,000 and the Partner Agent Agreement remains in effect, then the Purchaser shall purchase from the Company such number of shares of Class B Stock as would equal the difference between the value of the Class B Stock as determined herein and $500,000. The purchase price of such shares of Class B Stock would be payable to the Company by wire transfer in immediately available funds to an account designated by the Company no later than one business day after the determination of the value as provided herein. If such six-month anniversary falls on any day that is not a business day, then the determination of the value of the Class B Stock shall be made on the next immediately following business day.
5. Taxes on Exchange. The Company will pay any and all stamp or similar taxes that may be payable in respect of the issuance and delivery of shares of Common Stock upon exchange of shares of Class B Stock pursuant to Section 4(c)(i).
6. No Registration under Federal or State Securities Laws. (a) The Purchaser acknowledges that the Shares have not been registered under the Securities Act or the securities laws of any state by reason of a specific exemption or exemptions from registration under the Securities Act and applicable state securities laws, and that the Company’s reliance on such exemptions is predicated on the accuracy and completeness of the Purchaser’s representations, warranties, acknowledgements and agreements contained herein. Accordingly, the Shares may not be offered, sold, transferred, pledged or otherwise disposed of by the Purchaser without an effective registration statement under the Securities Act and any applicable state securities laws or an opinion of counsel acceptable to the Company that the proposed transaction will be exempt from registration. The Purchaser acknowledges that the Company is not required to register the Shares under the Securities Act or any applicable state securities laws or to make any exemption from registration available. The Purchaser understands that the Shares, and any shares of Common Stock issued in exchange for Shares, will bear legends substantially to the effect of the following:
“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE. THE SHARES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAWS, RECEIPT OF A NO-ACTION LETTER ISSUED BY THE SECURITIES AND EXCHANGE COMMISSION (TOGETHER WITH EITHER REGISTRATION OR AN EXEMPTION UNDER APPLICABLE STATE SECURITIES LAWS) OR AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT THE PROPOSED TRANSACTION WILL BE EXEMPT FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS.”
and that the Company will place a stop order against the transfer of the certificates representing the Shares and refuse to effect any transfers thereof in the absence of satisfying the conditions contained in the foregoing legend.
     (b) The Purchaser acknowledges that no public market now exists for any of the securities issued by the Company and there is no assurance that a public market will ever exist for the Common Stock.

7. Transfers. The Purchaser shall not sell, assign, transfer, pledge, hypothecate, mortgage or dispose of, by gift or otherwise, or in any way encumber, any shares of Class B Stock owned by the Purchaser, except for exchanges and repurchases in compliance with Section 4.
8. No Preemptive Rights. The Purchaser shall have no preemptive or preferential right of subscription to any shares of stock of the Company, or to options, warrants or other interests therein or therefor, or to any obligations convertible or exchangeable into stock of the Company (except as provided herein), issued or sold, or any right of subscription to any security thereof other than such, if any, as the Company’s board of directors, in its discretion, may determine from time to time and at such price or prices as the Company’s board of directors may fix from time to time.
9. Miscellaneous.
     (a) Payment of Expenses. Each party shall pay its own expenses incurred in connection with this Agreement.
     (b) Entire Agreement; Amendments. This Agreement constitutes the entire agreement of the parties with respect to the transactions contemplated hereby and may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the party or parties sought to be affected.
     (c) Binding Effect. This Agreement shall be binding upon, inure to the benefit of and be enforceable by, the Company and the Purchaser, and the Company’s or the Purchaser’s respective heirs, beneficiaries, executors, successors, representatives and assigns, as the case may be.
     (d) Further Assurances. From time to time, at the other party’s request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.
     (e) Notices. All notices, claims, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given at the time when hand delivered, when received if sent by facsimile or by same day or overnight recognized commercial courier service, or three days after being mailed (registered or certified mail, postage prepaid, return receipt requested) as follows:
If to the Purchaser:
American Patriot Insurance Agency, Inc.
2 Westbrook Corporate Center, Suite 1000
Westchester, IL 60154
Facsimile: 630-990-9098
Attn: Lysa Saran, President
With a copy to
Leo & Brooks, LLC
Attn: Karl Leo
200 Randolph Avenue, Suite 200
Huntsville, AL 35801
If to the Company:
Specialty Underwriters’ Alliance, Inc.
222 South Riverside Plaza
Chicago, Illinois 60606
Facsimile: 312-277-1800
Attention: Scott W. Goodreau

with a copy to:
Stroock & Stroock & Lavan LLP
180 Maiden Lane
New York, New York 10038
Facsimile: 212-806-6006
Attention: William W. Rosenblatt, Esq.
or to such other address as the person to whom notice is to be given may have previously furnished to the other party in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).
     (f) Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law; however, if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.
     (g) Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party. All representations, warranties, covenants and agreements contained herein shall survive the execution and delivery of this Agreement, the closing and any investigation made by any party hereto.
     (h) No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.
     (i) No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person or entity who or which is not a party hereto.
     (j) Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same instrument.
     (k) Governing Law. This Agreement will be governed as to formation, performance, interpretation and enforcement by the laws of the state of New York, without regard to principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.
     (l) Arbitration. (i) Any dispute arising out of the interpretation, performance or breach of this Agreement, including the formation or validity thereof, shall be submitted for decision to a panel of three arbitrators. Notice requesting arbitration shall be in writing and sent certified or registered mail, return receipt requested. One arbitrator shall be chosen by each of the Company and the Purchaser and the two arbitrators shall, before instituting the hearing, choose an impartial third arbitrator who shall preside at the hearing. If either party fails to appoint its arbitrator within thirty (30) days after being requested to do so by the other party, the latter, after ten (10) days’ notice by certified or registered mail of its intention to do so, shall request the American Arbitration Association (“AAA”) to appoint the second arbitrator. If the two arbitrators are unable to agree upon the third arbitrator within thirty (30) days of their appointment, the arbitrators shall request the AAA to select the third arbitrator.
          (ii) Within thirty (30) days after notice of appointment of all arbitrators, the panel shall meet and determine timely periods for briefs, discovery procedures and schedules for hearings. The panel shall be relieved of all judicial formality and shall not be bound by the strict rules of procedure and evidence. Unless the panel agrees otherwise, arbitration shall take place in New York, New York, and the panel shall apply the law of the state of New York. The decision of any two arbitrators when rendered in writing shall be final and binding. The panel is empowered to grant interim relief as it may deem appropriate. In no event shall the panel award punitive or exemplary damages. The panel shall make its decision considering the custom and practice of the applicable insurance business within forty-five (45) days following the termination of the hearings. Either party may apply to a United States District Court or to a State Court of competent jurisdiction for an order confirming the arbitration award; a judgment of such court shall thereupon be entered on the award. If such an order is issued, the attorneys’ fees of the party so applying and court costs will be paid by the party against whom confirmation is sought.
          (iii) The parties hereto shall share the expense of the arbitrators equally. The remaining costs of the arbitration shall be allocated by the panel. The panel may, at its discretion, award such further costs, interest and expenses as it considers appropriate, including but not limited to attorneys’ fees, to the extent not prohibited by law.
          (iv) Any arbitration proceeding under this Agreement will not be consolidated or joined with any arbitration proceeding under any other agreement, or involving any other property or premises, and will not proceed as a class action.
     (m) Jurisdiction. Subject to the provisions of Section 10(l), the Company and the Purchaser each (i) hereby irrevocably submits to the jurisdiction of the state and federal courts located in the city and state of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement or the transactions contemplated hereby and (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceedings brought in one of the above-named courts is improper, or that this Agreement, or the transactions contemplated hereby, may not be enforced in or by such court. Nothing contained in this section shall affect the right of the Company or the Purchaser to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against the Company or the Purchaser in any other jurisdiction. In the event the Company or the Purchaser should commence or maintain any action arising out of or related to this Agreement in a forum other than the state and federal courts located in New York, New York, the Purchaser or the Company, as the case may be, shall be entitled to request the dismissal of such action, and the Company or the Purchaser, as the case may be, stipulate that such action shall be dismissed.
     (n) Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.
     (o) Gender and Number. Any words used in the masculine, feminine or neuter shall read and be construed in the masculine, feminine or neuter where they would so apply. Words in the singular shall be read and construed as though used in the plural in all cases where they would so apply.
[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the Purchaser and the Company as of the day and year first above written.

THE COMPANY:
SPECIALTY UNDERWRITERS’ ALLIANCE, INC.

By: /s/ WILLIAM S. LODER
Name: William S. Loder
Title: Senior Vice President, Chief Underwriting Officer

THE PURCHASER:
AMERICAN PATRIOT INSURANCE AGENCY, INC.

By: /s/ LYSA SARAN
Name: Lysa Saran
Title: President

Schedule A
PURCHASER:
American Patriot Insurance Agency, Inc.
2 Westbrook Corporate Center, Suite 1000
Westchester, IL 60154
Facsimile: 630-990-9098
Attn: Lysa Saran, President

A-1

Schedule B
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
SPECIALTY UNDERWRITERS’ ALLIANCE, INC.
Pursuant to Sections 228 and 242 of the
Delaware General Corporation Law
     The undersigned, being the Chief Executive Officer of Specialty Underwriters’ Alliance, Inc. (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:
     1. The name of the Corporation is Specialty Underwriters’ Alliance, Inc. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on April 3, 2003. The Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on May 14, 2004.
     2. This Amended and Restated Certificate of Incorporation was duly adopted by the stockholders at the 2005 annual meeting in accordance with the applicable provisions of Sections 228, 242 and 245 of the Delaware General Corporation Law.
     3. This Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Corporation’s Certificate of Incorporation as heretofore restated and amended.
     4. The text of the Amended and Restated Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:
     FIRST: The name of the Corporation is Specialty Underwriters’ Alliance, Inc.
     SECOND: The Corporation’s registered office in the State of Delaware is at 160 Greentree Drive, Suite 101, in the City of Dover, County of Kent. The name of its registered agent at such address is National Registered Agents, Inc.
     THIRD: The nature of the business of the Corporation and its purpose is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
     FOURTH: The maximum number of shares that the Corporation shall be authorized to issue and have outstanding at any one time shall be (i) thirty million (30,000,000) shares of Common Stock, par value $0.01 per share (the “Common Stock”), (ii) two million (2,000,000) shares of Class B Common Stock, par value $0.01 per share (the “Class B Stock”), and (iii) one million (1,000,000) shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”).
1. Common Stock
     The holders of the Common Stock shall be entitled to one vote per share. The holders of the Class B Stock shall not be entitled to any voting rights except as otherwise required by law but shall otherwise have the same rights as the holders of Common Stock, including the right to share equally in any dividends distributed to the holders of the Common Stock and in any distribution to the holders of the Common Stock pursuant to a dissolution. Certain holders of the Class B Stock may have a contractual right to exchange their shares into shares of Common Stock. The Corporation may have a contractual right to repurchase shares of the Class B Stock from certain holders thereof.
2. Preferred Stock
     The Board of Directors of the Corporation is authorized, subject to limitations prescribed by law and the provisions of this Paragraph FOURTH, to provide for the issuance of the shares of Preferred Stock in series, and to establish from time to time the number of shares included in each such series, but not below the number of shares then issued, and to fix the designation, powers, preferences, and relative rights of the shares of each such series and the qualifications, or restrictions thereof. The authority of the Board of Directors with respect to each shall include, but not be limited to, determination of the following:
(a)	The number of shares constituting that series and the distinctive designation of that series;

(b)	The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payments of dividends on shares of that series;

(c)	Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(d)	Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provisions for adjustment of the conversion rate in such events as the Board of Directors shall determine;

(e)	Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different rates;

(f)	Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(g)	The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

(h)	Any other relative rights, preferences and limitations of that series.
     FIFTH: The name and mailing address of the incorporator is as follows:
PURVI SHAH
DEBEVOISE & PLIMPTON
919 THIRD AVENUE
NEW YORK, NEW YORK 10022
     SIXTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation and for the purpose of creating, defining, limiting and regulating the powers of the Corporation and its directors and stockholders:
(a)	The number of directors of the Corporation shall be fixed and may be altered from time to time in the manner provided in the By-Laws, and vacancies in the Board of Directors and newly created directorships resulting from any increase in the authorized number of directors may be filled, and directors maybe removed, as provided in the By-Laws.
(b)	The election of directors may be conducted in any manner approved by the stockholders at the time when the election is held and need not be by written ballot.

(c)	All corporate powers and authority of the Corporation (except as at the time otherwise provided by law, by this Certificate of Incorporation or by the By-Laws) shall be vested in and exercised by the Board of Directors.

(d)	The Board of Directors shall have the power without the assent or vote of the stockholders to adopt, amend, alter or repeal the By-Laws of the Corporation, except to the extent that the By-Laws or this Certificate of Incorporation otherwise provide.

(e)	The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented. Neither the amendment or repeal of this section nor the adoption of any provision of this Certificate of Incorporation inconsistent with this section shall adversely affect any right or protection of a director of the Corporation existing at the time of such amendment, repeal or adoption.

(f)	The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, or by any successor thereto, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section. The Corporation shall advance expenses to the fullest extent permitted by said Section. Such right to indemnification and advancement of expenses shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise.
     SEVENTH: The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights herein conferred upon stockholders or directors are granted subject to this reservation.
     IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by Courtney C. Smith, its Chief Executive Officer, this 19th day of May, 2005.

/s/ Courtney C. Smith
Name:	Courtney C. Smith
Title:	Chief Executive Officer

Schedule C
INSTALLMENT SCHEDULE
$100,000 due and payable at the execution of this Agreement and monthly payments in the amount of $100,000 commencing on the first day of the month following the execution of this Agreement.

C-1